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                                                                   Exhibit 99.3


                             Schedule of Agreements



1.    Guaranty of Golden Books Publishing (Canada), Inc. dated as of June 7,
      2001.

2.    Guaranty of SLE Productions, Inc. dated as of June 7, 2001.

3.    Guaranty of Golden Books Home Video, Inc. dated as of June 7, 2001.

4.    Guaranty of LRM Acquisition Corp. dated as of June 7, 2001.

5.    Guaranty of Shari Lewis Enterprises, Inc. dated as of June 7, 2001.